                                                                   EXHIBIT 99.2

                        INRANGE TECHNOLOGIES CORPORATION
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                          MARCH 31,     DECEMBER 31,
                                                                                             2003           2002
                                                                                          ---------     ------------
ASSETS
CURRENT ASSETS:
     Cash and equivalents ...........................................................     $  14,746      $  14,758
     Demand note from SPX Corporation ...............................................        35,358         15,537
     Accounts receivable, net .......................................................        36,736         61,577
     Inventories, net ...............................................................        28,207         27,509
     Prepaid expenses and other .....................................................         9,011          3,311
     Property held for sale .........................................................         1,167          1,167
     Deferred income taxes ..........................................................         6,233          6,233
                                                                                          ---------      ---------
         Total current assets .......................................................       131,458        130,092
PROPERTY, PLANT AND EQUIPMENT, net ..................................................        14,906         16,641
DEFERRED INCOME TAXES ...............................................................           891            891
GOODWILL ............................................................................        47,212         47,057
INTANGIBLES ASSETS, net .............................................................        15,757         17,232
OTHER ASSETS, net ...................................................................        24,690         25,200
                                                                                          ---------      ---------
         Total assets ...............................................................     $ 234,914      $ 237,113
                                                                                          =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable ...............................................................        13,708         14,378
     Accrued expenses ...............................................................        19,032         20,239
     Deferred revenue ...............................................................        20,192         14,982
                                                                                          ---------      ---------
         Total current liabilities ..................................................        52,932         49,599

COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY:
     Preferred stock, $0.01 par value, 20,000,000 shares authorized and none
         issued and outstanding .....................................................            --             --
     Class A common stock, $0.01 par value, 150,000,000 shares authorized,
         75,633,333 shares issued and outstanding ...................................           756            756
     Class B common stock, $0.01 par value, 250,000,000 shares authorized,
         8,855,000 shares issued, of which 2,349,882 are being held as treasury
         stock ......................................................................            89             89
Addition paid-in capital ............................................................       151,478        151,478
Retained earnings ...................................................................        39,667         45,509
Less: Treasury stock (2,349,882 Class B shares at cost) .............................       (12,585)       (12,585)
Accumulated other comprehensive income ..............................................         2,577          2,267
                                                                                          ---------      ---------
         Total stockholders' equity .................................................       181,982        187,514
                                                                                          ---------      ---------
         Total liabilities and stockholders' equity .................................     $ 234,914      $ 237,113
                                                                                          =========      =========

         The accompanying notes are an integral part of these statements

                        INRANGE TECHNOLOGIES CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                      ------------------------------
                                                                          2003              2002
                                                                      ------------      ------------
REVENUE
     Product revenue ............................................     $     23,996      $     43,564
     Service revenue ............................................           16,166            18,338
                                                                      ------------      ------------
         Total revenue ..........................................           40,162            61,902
                                                                      ------------      ------------
COST OF REVENUE
     Cost of product revenue ....................................           20,231            24,761
     Cost of service revenue ....................................            9,860            11,646
                                                                      ------------      ------------
     Total cost of revenue ......................................           30,091            36,407
                                                                      ------------      ------------
         Gross margin ...........................................     $     10,071      $     25,495
                                                                      ------------      ------------
OPERATING EXPENSES:
     Research, development and engineering ......................            4,603             6,447
     Selling, general and administrative ........................           14,316            17,758
     Amortization of other intangibles ..........................              214               180
     Restructuring and special charges ..........................              240                --
                                                                      ------------      ------------
     Operating expenses .........................................           19,373            24,385
                                                                      ------------      ------------
OPERATING INCOME (LOSS) .........................................           (9,302)            1,110
INTEREST INCOME .................................................              (54)              (73)
INTEREST INCOME RELATED PARTY ...................................             (296)             (484)
INTEREST EXPENSE ................................................                2                81
INTEREST EXPENSE RELATED PARTY ..................................               49                26
OTHER INCOME ....................................................              (15)              (34)
                                                                      ------------      ------------
     Income (loss) before income taxes ..........................           (8,988)            1,594
INCOME TAX EXPENSE (BENEFIT) ....................................           (3,146)              622
                                                                      ------------      ------------
NET INCOME (LOSS) ...............................................     $     (5,842)     $        972
                                                                      ============      ============
EARNINGS (LOSS) PER SHARE:
     Basic and diluted ..........................................     $      (0.07)     $       0.01
                                                                      ============      ============
Shares used in computing basic earnings (loss) per share ........       82,138,451        84,417,277
                                                                      ============      ============
Shares used in computing diluted earnings (loss) per share ......       82,138,451        84,468,413
                                                                      ============      ============

        The accompanying notes are an integral part of these statements.

                        INRANGE TECHNOLOGIES CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                 THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                                               ----------------------
                                                                                                 2003          2002
                                                                                               --------      --------
CASH FLOW FROM (USED IN) OPERATING ACTIVITIES:
     Net income (loss) ...................................................................     $ (5,842)     $    972
     Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
          Depreciation ...................................................................        2,282         1,988
          Amortization of other intangibles ..............................................        1,519           180
          Amortization of other assets ...................................................        3,070         2,769
          Accretion of debt on seller notes ..............................................           --            35
     Changes in operating assets and liabilities:
          Accounts receivable ............................................................       24,841           701
          Inventories ....................................................................         (698)           80
          Prepaid expenses and other current assets ......................................       (5,700)         (422)
          Accounts payable ...............................................................         (671)       (2,587)
          Accrued expenses ...............................................................       (1,361)       (4,795)
          Deferred revenue................................................................        5,210         1,783
                                                                                               --------      --------
         Net cash from (used in ) operating activities ...................................       22,650        (6,403)
                                                                                               --------      --------
CASH FLOW FROM (USED IN) INVESTING ACTIVITIES:
     Purchases of property, plant and equipment, net .....................................         (547)       (2,574)
     Decrease (increase) in demand note from  SPX Corporation ............................      (19,821)       13,543
     Capitalized software costs ..........................................................       (1,813)       (2,451)
     Decrease (increase) in demonstration equipment and other assets .....................         (747)          120
     Payments for product rights .........................................................          (44)           --
                                                                                               --------      --------
         Net cash from (used in) investing activities ....................................      (22,972)        8,638
                                                                                               --------      --------
CASH FLOW USED IN FINANCING ACTIVITIES:
     Purchase of treasury stock ..........................................................           --        (1,897)
                                                                                               --------      --------
         Net cash used in financing activities ...........................................           --        (1,897)
                                                                                               --------      --------
EFFECT OF FOREIGN CURRENCY TRANSLATION ...................................................          310          (220)
                                                                                               --------      --------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS ..........................................          (12)          118
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD ..............................................       14,758        17,029
                                                                                               --------      --------
CASH AND EQUIVALENTS AT END OF PERIOD ....................................................     $ 14,746      $ 17,147
                                                                                               ========      ========

        The accompanying notes are an integral part of these statements.

                        INRANGE TECHNOLOGIES CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1.       BASIS OF PRESENTATION:

         Inrange Technologies Corporation ("Inrange" or the "Company") designs, manufactures, markets and services switching and networking products for storage and data networks. Inrange's products provide fast and reliable connections among networks of computers and related devices, allowing customers to manage and expand large, complex storage networks efficiently, without geographic limitations. The Company serves Fortune 1000 businesses and other large enterprises that operate large-scale systems where reliability and continuous availability are critical. Inrange's solutions solve the growing data storage challenges facing IT organizations, while providing investment protection and a proven foundation for future growth.

         The Company was a majority-owned subsidiary of SPX Corporation ("SPX" or the "Parent") until May 5, 2003, when it was acquired by Computer Network Technology Corporation. SPX provides certain services to the Company, including general management and administrative services for employee benefit programs, insurance, legal, treasury and tax compliance. SPX charges for these services and such costs are reflected in the consolidated statements of operations (see
Note 3).

         The financial information included herein does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

         On April 6, 2003, SPX entered into a definitive agreement to sell approximately 91% of the issued and outstanding shares of the Company to Computer Network Technology Corporation for approximately $2.31 per share and $173 million in the aggregate. On May 5, 2003, the transaction was completed pursuant to the definitive agreement, and the Company became a wholly subsidiary of Computer Network Technology Corporation. The remaining capital stock owned by the other Inrange shareholders was converted into the right to receive approximately $2.31 per share in cash, resulting in a total payment of approximately $190 million for all of the outstanding capital stock of the Company.

         In the opinion of management, the accompanying interim balance sheet and related interim statements of operations and cash flows include adjustments (consisting only of normal and recurring items) necessary for the fair presentation in conformity with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates. Interim results are not necessarily indicative of results for a full year.

         These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

         Certain reclassifications have been made to prior period balances to conform to the current period presentation.

2.       SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

         The Company recognizes revenue upon shipment of products with standard configurations. Revenue from products with other than standard configurations is recognized upon customer acceptance or when all of the terms of the sales agreement have been fulfilled. Amounts billed for shipping and handling are included in revenue and the related costs are included in cost of revenue. The Company accrues for warranty costs, sales returns, and other allowances at the time of shipment based on its experience. Service revenue is derived primarily from maintenance contracts and professional consulting arrangements. Maintenance contract revenue is recognized on a straight-line basis over the terms of the contracts and revenue from professional consulting arrangements is recognized when the service is provided.

The Company sells its products and services to a large number of customers in various industries and geographical areas. The Company's trade accounts receivable are exposed to credit risk; however, the risk is limited due to the general diversity of the customer base. The Company performs ongoing credit evaluations of its customers' financial condition and maintains reserves for potential bad debt losses. One customer represented 20.3% of total revenue in the three-month period ended March 31, 2003. The same customer represented 25.4% of accounts receivable at March 31, 2003. No customer represented greater than ten percent of total revenue for the three-month period ended March 31, 2002. No single customer in the three-month period ended March 31, 2002 represented greater than ten percent of accounts receivable.

Goodwill

         Goodwill representing the excess of the costs over the net tangible and identifiable intangible assets of acquired businesses is stated at cost. Goodwill was $47,212 and $47,057 at March 31, 2003, and December 31, 2002, respectively (See Note 7).

Long-lived assets

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company records impairment losses on long-lived assets used in operations whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. Should impairment be identified, a loss would be reported to the extent that the carrying value of the impaired assets exceeds their fair values as determined by valuation techniques appropriate in the circumstances that could include the use of similar projections on a discounted basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Long-lived assets to be disposed of by sale as determined under the guidelines established by SFAS No. 144 are carried at the lower of their carrying amount or fair value less cost to sell. These assets are no longer depreciated (amortized).

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

Income taxes

         The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized.

Supplemental Cash Flow Disclosure

         The Company paid interest of $2 and $81 for the three months ended March 31, 2003 and 2002, respectively.

Recent Accounting Pronouncements

         In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 "Business Combinations" (SFAS No. 141) and SFAS No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142). These pronouncements changed the accounting for business combinations, goodwill, and intangible assets. Effective July 1, 2001 all business combinations should be accounted for under the purchase method of accounting. The requirements of SFAS No. 141 are effective for any business combination that is completed after June 30, 2001, and the amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company adopted the provisions of SFAS No. 142, as required, on January 1, 2002. See Note 7 for further discussion on the impact of adopting SFAS No. 141 and SFAS No. 142.

         In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" (SFAS No. 143). The provisions of SFAS No. 143 require that asset retirement obligations that are identifiable upon acquisition and construction, and during the operating life of a long-lived asset, be recorded as a liability using the present value of the estimated cash flows. A corresponding amount would be capitalized as part of the asset's carrying amount and amortized to expense over the asset's useful life. As required, the Company has adopted the provisions of SFAS No. 143 effective January 1, 2003. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

         In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment and Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 supersedes SFAS No. 121 and also supersedes the provisions of Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions." SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flow and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. SFAS No. 144 establishes a single model for accounting for long-lived assets to be disposed of by sale. The Company adopted the provisions of SFAS No. 144 effective January 1, 2002.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

The provisions of SFAS No. 144 are applied prospectively and the Company does not expect its ongoing applications to materially affect its financial position or results of operations.

         In July 2002, the FASB issued SPAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS No. 146). This standard nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002. As the provisions of SFAS No. 146 are to be applied prospectively after the adoption date, the Company cannot determine the potential effects that the adoption of SFAS No. 146 will have on its financial statements.

         In November 2002, the FASB issued Financial Interpretation No. 45 (FIN
45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this standard did not have a material impact on the Company's financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" (SFAS No. 148). This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and it requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As of December 31, 2002, the Company had adopted the disclosure-only provisions of SFAS No. 148 and will continue to account for stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees." The adoption of SFAS No. 148 had no impact on the Company's financial position or results of operations.

         In December 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arragements with Multiple Deliverables". This Issue addresses certain aspects of the accounting by a vendor for arragements under which it will perform multiple revenue-generating activities. In some arrangements, the different revenue-generating activities (deliverables) are sufficently separable and there exists sufficient evidence of their fair values to seperately account for some or all of the deliverables (that is, there are separate units of accounting). In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them seperately. This Issue addresses when and, if so, how an arrangement involving multiple deliverables should be divided into seperate units of accounting. This Issue does not change otherwise applicable revenue recognition criteria. The guidance in this Issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect the adoption of EITF 00-21 to have a material effect on its financial statements.

         On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 requires issuers to classify as liabilities (or assets in some circumstance) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company is in the process of evaluating the impact that will result from the adoption of SFAS No. 150 on the Company's financial statements.

3.       TRANSACTIONS WITH SPX:

         There are no intercompany purchase or sale transactions between SPX and the Company. SPX incurs costs for various matters for Inrange and other subsidiaries, including administration of common employee benefit programs, insurance, legal, accounting and other items that are attributable to the subsidiaries' operations. These costs are allocated based on estimated time incurred to provide the services to each subsidiary. The unaudited consolidated financial statements reflect allocated charges from SPX for these services of $38 for the three months ended March 31, 2003 and 2002. Management of SPX and the Company believe that the allocated costs are reasonable and reflect the effort involved in providing the services and also represent what the costs would have been on a standalone basis. In addition, direct costs incurred

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

by SPX on behalf of the Company are charged to the Company. The direct costs were $2,280 and $2,372 for the three months ended March 31, 2003 and 2002, respectively.

         Advances and other intercompany charges after the initial public offering are recorded as a component of the demand note due from SPX. As of March 31, 2003, the demand note from SPX was $35,358. The demand note bears interest at the average rate of the SPX credit facilities and the interest is recorded on a monthly basis as interest income. The interest rate was 4.40% and 5.56% at March 31, 2003 and 2002, respectively. The accompanying statements of operations for the three months ended March 31, 2003 and 2002 include interest income of $296 and $484, respectively, relating to interest income from the demand note from SPX.

4.       RESTRUCTURING AND SPECIAL CHARGES:

         We recorded restructuring and special charges totaling $0.2 million in the three months ended March 31, 2003 in accordance with SFAS No. 146. The charges related to the Company's continued efforts to improve profitability, streamline operations, reduce costs and improve efficiency. The charges include severance costs of $0.1 million. A total of ten employees were terminated and left the Company as of March 31, 2003 related to this cost reduction initiative. Also included are $0.1 million of employee relocation charges associated with the Company's 2002 facility consolidation.

         For the year ended December 31, 2002, the Company recorded restructuring and special charges in accordance with EITF No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)", which was adopted by the Company in connection with restructurings through December 31, 2002. EITF No. 94-3 provided specific requirements as to the appropriate recognition of costs associated with employee termination benefits and other exit costs. Employee termination costs were recognized when management, having the appropriate level of authority to involuntarily terminate employees approves and committed the Company to the plan of termination, established the benefits that current employees would receive upon termination, and prior to the date of the financial statements, the benefit arrangement was communicated to employees. The communication of the benefit arrangement included sufficient detail to enable employees to determine the type and amount of benefits they would receive if they were terminated. Other exit costs are costs resulting from an exit plan that are not associated with, or that do not benefit, activities that will be continued, The Company recorded that cost if it is not associated with, or is not incurred to generate, revenues after the exit plan's commitment date, and it met either of the following criteria: (1) the cost was incremental to other costs that the Company incurred in the conduct of its activities prior to the commitment date and would be incurred as a direct result of the exit plans, or
(2) the cost represented amounts that the Company would incur under a contractual obligation that existed prior to the commitment date and would either continue after the exit plan was completed with no economic benefit to the Company or be a penalty incurred by the Company to cancel the contractual obligation.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

         The following table details the changes to the Company's disposition related accruals:

                                                                  EMPLOYEE        FACILITY
                                                                 TERMINATION   CONSOLIDATION
                                                                    COSTS           COSTS         TOTAL
                                                                 -----------   -------------     -------
Balance at December 31, 2002: ..............................       $ 2,627        $ 3,358        $ 5,985
Restructuring and special charges ..........................           121             --            121
Cash payments ..............................................        (1,908)          (116)        (2,024)
                                                                   -------        -------        -------
Balance at March 31, 2003: .................................       $   840        $ 3,242        $ 4,082
                                                                   =======        =======        =======

5.       INVENTORIES:

                                    MARCH 31,    DECEMBER 31,
                                      2003          2002
                                    --------     ------------
Raw materials ................       $13,539       $12,780
Work-in-process ..............         1,680           813
Finished goods ...............        12,988        13,916
                                     -------       -------
     Total inventories .......       $28,207       $27,509
                                     =======       =======

6.       OTHER ASSETS:

                                         MARCH 31,       DECEMBER 31,
                                            2003            2002
                                         ---------       ------------
Capitalized software ..............       $ 25,648        $ 23,759
Demonstration equipment ...........         16,747          19,669
Investment ........................            300             300
Other .............................          1,211             782
                                          --------        --------
     Total other assets ...........         43,906          44,510
Accumulated amortization ..........             --
     Capitalized software .........         (9,665)         (8,041)
     Demonstration equipment ......         (9,551)        (11,269)
                                          --------        --------
         Net other assets .........       $ 24,690        $ 25,200
                                          ========        ========

         The Company capitalized software development costs of $1,813 and $2,451 in the three months ended March 31, 2003 and 2002, respectively. Amortization expense was $1,522 and $935 in the three months ended March 31, 2003 and 2002, respectively, and is reflected in cost of product revenue on the Consolidated Statements of Operations.

         Demonstration equipment represents equipment at customer locations for demonstration purposes and equipment used for internal testing purposes. Demonstration equipment is amortized on a straight-line basis over a period not to exceed three years.

7.       GOODWILL AND OTHER INTANGIBLES

         In June 2001, the FASB issued SFAS No. 141 "Business Combinations" (SFAS No. 141) and SFAS No. 142 "Goodwill and Other Intangible Assets" (SFAS No.
142). These pronouncements changed the accounting for business combinations, goodwill, and intangible assets. SFAS No. 141 eliminated the pooling-of-interests method of accounting for business

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

combinations and further clarifies the criteria to recognize intangible assets separately from goodwill. SFAS No. 142 states that goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives and assessed for impairment under the provisions of SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

         The requirements of SFAS No. 141 and amortization provisions of SFAS No. 142 were effective for any business combination initiated after July 1, 2001. The Company has not amortized goodwill and indefinite-lived intangibles for acquisitions completed after this date. With respect to goodwill and intangible assets acquired prior to July 1, 2001, companies are required to adopt SFAS No. 142 in their fiscal year beginning after December 15, 2001. The Company adopted the remaining provisions of SFAS No. 142 effective January 1, 2002. Upon adoption of this standard, the Company ceased amortizing all remaining goodwill and intangible assets deemed to have indefinite useful lives.

         In accordance with the transition rules of SFAS No. 142 effective January 1, 2002, the Company established its reporting units based on its current reporting structure. The Company then assigned all existing goodwill to the reporting units, as well as other assets and liabilities that relate to the reporting unit. The Company further completed a review of previously acquired intangible assets and reclassified intangible assets that did not meet the contractual or separable criteria of SFAS No. 141 as goodwill. In total, $1,250 was reclassified as goodwill on January 1, 2002.

         The Company performed its transition impairment testing as of January 1, 2002. Step one involved comparing the carrying values of the reported net assets of our reporting units to their fair values. Fair value was primarily based on discounted cash flow projections but the Company also considered factors such as market capitalization and recent merger transactions involving similar businesses. No reporting units had net assets with carrying values in excess of their fair values, therefore it was not necessary to perform step two of the impairment testing provisions.

         Developed technology represents technology acquired through the Company's 2000 acquisitions of Varcom Corporation and Computerm Corporation. The technology acquired from Varcom Corporation totaling $5,500 is being amortized over eight years. Technology totaling $2,000 from the Company's acquisition of Computerm Corporation is being amortized over five years.

         Product rights represent technology licenses for three product lines. Amortization of the technology licenses is included in cost of product revenue and commences upon general availability of the products and continues through the term of the license, not to exceed five years.

         The following tables reflect the initial identification of goodwill and intangible assets to the reporting units and category of intangible assets as of January 1, 2002. Thereafter, activity reflects purchase price for acquisitions completed not more than one year prior to the date of adjustment and amortization. This information is presented on a consolidated basis.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

                                                                 UNAMORTIZED            AMORTIZED
                                                                 ------------   -------------------------
                                                                                 DEVELOPED      PRODUCT
                                                                   GOODWILL     TECHNOLOGY      RIGHTS           TOTAL
                                                                 ------------   -----------   -----------    ------------
Weighted Average Useful Life                                                              9             4
     January 1, 2002 gross balance.............................  $     45,432   $     7,500   $    15,370    $     68,302
     Adjustments...............................................         1,625            --         3,652           5,277
                                                                 ------------   -----------   -----------    ------------
     December 31, 2002 gross balance...........................        47,057         7,500        19,022          73,579
     Adjustments...............................................           155            --            44             199
                                                                 ------------   -----------   -----------    ------------
     March 31, 2003 gross balance..............................  $     47,212   $     7,500   $    19,066    $     73,778
                                                                 ============   ===========   ===========    ============
January 1, 2002 accumulated amortization.......................                 $     1,203   $     2,609    $      3,812
Amortization...................................................                         854         4,624           5,478
                                                                                -----------   -----------    ------------
December 31, 2002 accumulated
amortization...................................................                 $     2,057   $     7,233    $      9,290
Amortization...................................................                         215         1,304           1,519
                                                                                -----------   -----------    ------------
March 31, 2003 accumulated
amortization...................................................                 $     2,272   $     8,537    $     10,809
                                                                                -----------   -----------    ------------
Estimated Amortization Expense:
For year ending December 31,
     2003......................................................                 $       854   $     5,350
     2004......................................................                         854         4,636
     2005......................................................                         799         1,592
     2006......................................................                         688           211
     2007......................................................                         688            --

         As policy, the Company will conduct annual impairment testing of all goodwill and indefinite-lived intangibles during the fourth quarter. Goodwill and indefinite-lived intangibles will be reviewed for impairment more frequently if impairment indicators arise. Intangible assets that are subject to amortization shall be reviewed for impairment in accordance with the provisions of SFAS No. 121 as superceded by SFAS No. 144 whenever events or a change in circumstances indicate that the carrying amount of an asset may not be recoverable. As of December 31, 2002, management evaluated whether an impairment had occurred under the guidelines established and believes that no impairment has occurred.

8.       WARRANTY

         The Company provides for the estimate of warranty cost based on contract terms and historical warranty loss experience that is periodically adjusted for recent actual experience. The accrual for warranty expense is included in accrued expenses on the Company's Unaudited Consolidated Balance Sheets. The following table is an analysis of our product warranty accrual:

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

                                       THREE MONTHS   TWELVE MONTHS
                                          ENDED           ENDED
                                        MARCH 31,      DECEMBER 31,
                                           2003           2002
                                       ------------   -------------
Balance at beginning of period ....       $ 1,617        $ 1,793
Provisions ........................         1,316          3,905
Usage .............................        (1,396)        (4,081)
                                          -------        -------
Balance at end of period ..........       $ 1,537        $ 1,617
                                          =======        =======

9.       COMMITMENTS AND CONTINGENCIES:

         There are contingent liabilities for lawsuits and various other matters occurring in the ordinary course of business. Management believes, after consultation with legal counsel, that none of these contingencies will materially impact the Company's financial condition or results of operations.

The Company has been named as a defendant in the case SBC Technology Resources, Inc. v. Inrange Technologies Corp., Eclipsys Corp. and Resource Bancshares Mortgage Group, Inc., No. 303-CV-418-N, pending in the United States District Court for the Northern District of Texas, Dallas Division. The action was commenced on February 27, 2003. The complaint alleges The Company is infringing the SBC patent by manufacturing and selling storage area networking equipment, including Fibre Channel directors and switches, for use in storage networks that embody certain inventions claimed in a patent owned by SBC. The complaint asks for judgment that SBC's patent is infringed by the defendants in the case, an accounting for actual damages, actual damages, attorneys fees, costs of suit and other relief. Additionally, Eclipsys has demanded that the Company indemnify and defend Eclipsys pursuant to documentation under which it acquired the product from the Company. Hitachi Data Systems Corporation has informed the Company that it has also received a demand from Eclipsys that Hitachi indemnify and defend Eclipsys for this action. Hitachi has put the Company on notice that it will tender any claim by Eclipsys for indemnification and defense of this action to the Company. The case is in its preliminary stages and management is evaluating the litigation.

     The Company has also been named as a defendant in the case Onex, Inc., Joseph P. Huffine, and Sally Huffine Breen v. Inrange Technologies Corporation, No. CV-0593LJM-WTL, pending in the United States District Court, Southern District of Indiana. The action was commenced on April 23, 2003. The complaint alleges breach of the contract pursuant to which the Company acquired certain assets of Onex, Inc. The contract includes a provision for additional payments of purchase price based on the performance of the business acquired over a two year period. The contract requires the payments be made at the end of each year in such two year period. Specifically, the complaint alleges, among other things, that the Company did not conduct the business in a commercially reasonable manner and the pay out for the first year should have been $6 million and that the payment for the second year will be substantially smaller. The complaint also alleges the plaintiffs were harmed by the failure to provide accurate data with respect to the business acquired and the Company's failure to pay certain liabilities harmed the plaintiffs. The case is in its preliminary stages and management is evaluating the litigation.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

A shareholder class action was filed against the Company and certain of its officers on November 30, 2001, in the United States District Court for the Southern District of New York, seeking recovery of damages caused by the Company's alleged violation of securities laws, including section 11 of the Securities Act of 1933 and section 10(b) of the Exchange Act of 1934. The complaint, which was also filed against the various underwriters that participated in the Company's initial public offering (IPO), is identical to hundreds of shareholder class actions pending in this Court in connection with other recent IPOs and is generally referred to as In re Initial Public Offering Securities Litigation. The complaint alleges, in essence, (a) that the underwriters combined and conspired to increase their respective compensation in connection with the IPO by (i) receiving excessive, undisclosed commissions in exchange for lucrative allocations of IPO shares, and (ii) trading in the Company's stock after creating artificially high prices for the stock post-IPO through "tie-in" or "laddering" arrangements (whereby recipients of allocations of IPO shares agreed to purchase shares in the aftermarket for more than the public offering price for Inrange shares) and dissemination of misleading market analysis on our prospects; and (b) that the Company violated federal securities laws by not disclosing these underwriting arrangements in its prospectus. The defense has been tendered to the carriers of the Company's director and officer liability insurance, and a request for indemnification has been made to the various underwriters in the IPO. At this point the insurers have issued a reservation of rights letter and the underwriters have refused indemnification. The court has granted the Company's motion to dismiss claims under Section 10(b) of the Securities Exchange Act of 1934 because of the absence of a pleading of intent to defraud. The court granted plaintiffs leave to replead these claims, but no further amended complaint has been filed. The court also denied the Company's motion to dismiss claims under Section 11 of the Securities Act of 1933. The court has also dismissed the Company's individual officers without prejudice, after they entered into a tolling agreement with the plaintiffs. At this point, it is too early to form a definitive opinion concerning the ultimate outcome.

10.      CAPITAL STOCK:

         In December 2001, the Board of Directors authorized the repurchase of up to $20,000 of Class B common stock. The purchases will be made at management's discretion in the open market at prevailing prices, or in privately negotiated transactions at then-prevailing prices. The Company has repurchased a total of 2,349,882 Class B shares at a weighted average price of $5.32 per share for a total of $12,585. No repurchases were made during the three months ended March 31, 2003.

11.      EARNINGS PER SHARE:

         The Company has presented earnings per common share under SFAS No. 128, "Earnings Per Share." Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period while diluted earnings per share reflects the potential dilution from the exercise or conversion of securities into common stock.

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

         The following is a reconciliation of the basic and diluted earnings per share calculations:

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                    --------------------------------
                                                        2003                2002
                                                    ------------        ------------
Net income (loss) ...........................       $     (5,842)       $        972
                                                    ============        ============
Weighted average share outstanding ..........         82,138,451          84,417,277
Dilutive effect of stock options ............                 --              51,136
                                                    ------------        ------------
Diluted shares outstanding ..................         82,138,451          84,468,413
                                                    ============        ============
Basic and diluted earnings per share ........       $      (0.07)       $       0.01
                                                    ============        ============

         At March 31, 2003, there were outstanding options to purchase 6,936,000 shares of Class B common stock at prices ranging from $1.77 to $25.63 per share. Outstanding stock options to purchase 6,684,600 of these shares were excluded from the earnings per share calculation for the three months ended March 31, 2002, as the impact would be antidilutive. Shares underlying all stock options were excluded from the earnings per share calculation for the three months ended March 31, 2003, as the impact would be antidilutive.

12.      STOCK OPTIONS:

         The Company has applied the intrinsic value based method of accounting prescribed by APB Opinion No. 25 and related interpretations in accounting for stock-based compensation plans. Accordingly, no compensation cost is reflected in net income for stock option awards as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

         The Company follows the disclosure provisions of SFAS No. 148 and the following table illustrates the pro forma effect on net income and income per share for the three months ended March 31, 2003 and 2002 had the fair value recognition provisions of SFAS No. 123 been applied to stock-based employee compensation during those periods:

                                                                   THREE MONTHS ENDED MARCH 31,
                                                                        2003            2002
                                                                  --------------    ------------
Net income (loss):
     As reported................................................  $       (5,842)   $        972
     Pro forma compensation expense, net of tax.................           1,495           1,357
     Pro forma net loss.........................................  $       (7,337)   $       (385)
Basic and diluted net income (loss) per common share:
     As reported................................................  $        (0.07)   $       0.01
     Pro forma..................................................  $        (0.09)   $       0.00

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

         The fair values of the Company options granted during 2003 and 2002 were estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

                                                                        2003            2002
                                                                      -------          -------
Risk free interest rate.........................................       3.15%            4.60%
Expected life ..................................................      6 years          6 years
Expected volatility.............................................       95.0%            95.0%
Expected dividend yield.........................................         0%               0%

13.      COMPREHENSIVE INCOME (LOSS):

         The components of comprehensive income (loss) are as follows:

                                                    THREE MONTHS ENDED MARCH 31,
                                                    2003                   2002
                                                  -------                -------
Net income (loss): ................               $(5,842)               $   972
Foreign currency adjustments ......                   310                   (220)
                                                  -------                -------
Comprehensive income (loss) .......               $(5,532)               $   752
                                                  =======                =======

14.      SEGMENT INFORMATION:

         SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," establishes additional standards for segment reporting in the financial statements. Management has determined that operations may be aggregated into two segments for disclosure under SFAS No. 131. Inrange Technologies Corporation designs, manufactures, markets and services switching and networking products for storage and data networks. Inrange Global Consulting, Inc. is comprised of the three consulting businesses acquired in 2001 to help customers plan, assess and implement SANs and business continuance strategies. Information concerning segment information of the Company as prescribed by SFAS No. 131 is provided below:

                                                                   MARCH 31,
                                                       --------------------------------
                                                         2003                    2002
                                                       --------                --------
Revenue:
Inrange Technologies Corporation .......               $ 34,582                $ 54,536
Inrange Global Consulting, Inc. ........                  5,580                   7,366
                                                       --------                --------
                                                       $ 40,162                $ 61,902
                                                       ========                ========
Operating income (loss):
Inrange Technologies Corporation .......               $ (8,179)               $   (306)
Inrange Global Consulting, Inc. ........                 (1,123)                   (804)
                                                       --------                --------
                                                       $ (9,302)               $ (1,110)
                                                       ========                ========

                        INRANGE TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

Information concerning geographic information of the Company as prescribed by SFAS No. 131 is provided below:

                                       MARCH 31,
                                ---------------------
                                  2003          2002
                                -------       -------
Revenue:
     United States ......       $23,223       $39,160
     Germany ............         7,877         8,111
     Other Foreign ......         5,081         7,527
     Export .............         3,981         7,104
                                -------       -------
                                $40,162       $61,902
                                =======       =======

                                MARCH 31,    DECEMBER 31,
                                  2003           2002
                                ---------    ------------
Long-lived assets:
     Domestic ...........       $ 93,238       $ 96,385
     Foreign ............          9,327          9,744
                                --------       --------
                                $102,565       $106,129
                                ========       ========